Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

HENRY ZWANG, Derivatively on Behalf of	)
AUTOLIV, INC.,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 9359-VCP
)
JAN CARLSON, MATS WALLIN, LARS	)
NYBERG, JAMES M. RINGLER, GEORGE A.	)
LORCH, ROBERT W. ALSPAUGH,	)
KAZUHIKO SAKAMOTO, LARS	)
WESTERBERG, WOLFGANG ZIEBART,	)
S. JAY STEWART, SUNE CARLSSON, and	)
WALTER KUNERTH,	)
)
Defendants,	)
)
- and -)
)
AUTOLIV, INC., a Delaware corporation,	)
)
Nominal Defendant.	)
)

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF

STOCKHOLDER DERIVATIVE ACTION

TO: ANY PERSON WHO OWNED AUTOLIV COMMON STOCK AS OF OCTOBER 3, 2014, THE DATE OF THE EXECUTION OF THE STIPULATION, AND WHO CONTINUES TO HOLD THEIR AUTOLIV COMMON STOCK AS OF THE DATE OF SETTLEMENT HEARING, EXCLUDING THE INDIVIDUAL DEFENDANTS, THE OFFICERS AND DIRECTORS OF AUTOLIV, MEMBERS OF THEIR IMMEDIATE FAMILIES, AND THEIR LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS, OR ASSIGNS, AND ANY ENTITY IN WHICH INDIVIDUAL DEFENDANTS HAVE OR HAD A CONTROLLING INTEREST (“CURRENT AUTOLIV STOCKHOLDERS”).

(TRADING SYMBOL: ALV)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY OF THE PROPOSED SETTLEMENT, OR PURSUING THE CLAIMS DEFINED HEREIN.

IF YOU HOLD AUTOLIV, INC. COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

IF YOU DO NOT OBJECT TO THE PROPOSED SETTLEMENT, THE AGREED-TO ATTORNEY FEE AND EXPENSE AMOUNT, OR THE INCENTIVE AMOUNT DESCRIBED IN THIS NOTICE, YOU ARE NOT OBLIGATED TO TAKE ANY ACTION.

I.	WHY ARE YOU RECEIVING THIS NOTICE?

The purpose of this Notice is to tell you about: (i) the lawsuit (the “Action”) in the Delaware Court of Chancery (the “Court”) brought on behalf of Autoliv, Inc. (“Autoliv” or the “Company”); (ii) a proposal to settle the Action as provided in a Stipulation of Settlement (the “Stipulation”); and (iii) your right, among other things, to attend and participate in a hearing to be held before Vice Chancellor Donald F. Parsons on December 15, 2014 at 2 p.m., in the Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 regarding the proposed Settlement (the “Settlement Hearing”).1

This Notice describes the rights you may have under the Stipulation and what steps you may, but are not required to, take concerning the proposed Settlement. If the Court approves the Stipulation, the parties will ask the Court to approve a Final Order and Judgment (“Judgment”) that will end the Action.

THE FOLLOWING DESCRIPTION DOES NOT CONSTITUTE FINDINGS OF ANY COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF ANY COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

[1]	All capitalized terms are defined in the Stipulation unless otherwise noted. The Stipulation may be inspected on Autoliv’s corporate website at http://www.autoliv.com/Investors/Pages/Filings/default.aspx, and at www.robbinsarroyo.com/notices.

II.	BACKGROUND: WHAT IS THE ACTION ABOUT?

Autoliv develops, manufactures, and markets automotive safety products including seatbelts, airbags, and steering wheels. On June 6, 2012, the U.S. Department of Justice (the “DOJ”) announced that Autoliv pled guilty to fixing prices of automobile parts from 2006 until at least February 2011 (the “Plea Agreement”). On June 18, 2013, Plaintiff served an inspection demand pursuant to 8 Delaware General Corporation Law section 220 (“Section 220”). The Parties were unable to reach an agreement on the scope and terms of the confidentiality agreement.

On November 18, 2013, Plaintiff filed an action pursuant to Section 220 against Autoliv in the Court of Chancery of the State of Delaware (the “Court”) under the caption Zwang v. Autoliv, Inc., Case No. 9099 (“220 Action”), seeking to enforce his Section 220 inspection demand. Following the filing of the 220 Action, the Parties were able to reach an agreement regarding a confidentiality agreement and the scope of production in response to the inspection demand. Plaintiff voluntarily dismissed the 220 Action on December 4, 2013, after successfully negotiating a confidentiality agreement with the Company’s counsel.

After the Parties reached an agreement concerning an appropriate confidentiality agreement and the scope of production in response to the inspection demand, Autoliv produced nearly 2,300 pages of relevant documents spanning a seven year period. On February 18, 2014, Plaintiff filed a Verified Shareholder Derivative Complaint for Breach of Fiduciary Duty, Waste of Corporate Assets, and Unjust Enrichment (the “Action”) in the Court under the caption, Zwang v. Carlson, Case No. 9359. The complaint alleged, among other things, that the Individual Defendants breached their fiduciary duties to the Company in connection with the alleged fixing of prices of automobile parts. Specifically, the complaint alleged that Autoliv lacked adequate internal controls and adequate legal and regulatory compliance systems and disclosures.

III.	HOW WAS THE SETTLEMENT REACHED?

After making a Section 220 inspection demand, reviewing those documents, and incorporating the Section 220 inspection demand documents into a fulsome complaint alleging that a pre-suit demand would have been futile, the Parties negotiated corporate governance reforms with the Defendants, coming to an agreement to the essential terms of the reforms to be implemented. Subsequently, the Settling Parties reached a settlement in principle.

Thereafter, Plaintiff’s Counsel reviewed, among other things, 250 pages of additional internal confirmatory discovery. Following review of the additional confirmatory discovery, Plaintiff’s Counsel performed a confirmatory interview of a Vice President of Investor Relations and Business Development, on July 29, 2014.

The Settling Parties and their respective counsel engaged in numerous additional discussions concerning the language forming the corporate governance reforms that Autoliv would adopt as part of the Settlement, and other details of the Settlement implementation. After establishing the corporate governance reforms to be implemented, the Parties were able to negotiate at arm’s-length, the remaining aspects of the Settlement, including the Plaintiff’s Counsel’s attorney fees and expenses. The Parties in the Action did not discuss the appropriateness or amount of an application by Plaintiff’s counsel for an award of attorneys’ fees and expenses until the corporate governance reforms were negotiated at arm’s-length and agreed upon. As a result of these negotiations, the Settling Parties reached an agreement to settle the Action upon the terms and subject to the conditions set forth in the Stipulation (the “Settlement”).

IV.	WHAT ARE THE TERMS OF THE SETTLEMENT?

The terms and conditions of the proposed Settlement are set forth in the Stipulation. The following is only a summary of its terms. As a result of the filing, prosecution, and settlement of the Action, Autoliv has agreed to formally express and/or implement and maintain in substance the corporate governance reforms, additions, amendments, or formalizations identified in Exhibit A to the Stipulation (the “Reforms”), for a period of no less than two years. Defendants acknowledge and agree that the Reforms, additions, amendments, or formalizations identified in Exhibit A to the Stipulation are material and extensive and confer substantial benefits upon Autoliv and its stockholders. Defendants also acknowledge that the prosecution and settlement of the Action was a substantial and material factor in their decision to adopt and/or implement the Reforms set forth in Exhibit A. Plaintiff’s Counsel have not received any payment for work in connection with the Action nor been reimbursed for out-or-pocket expenses.

The Reforms set forth specific policies and procedures that are designed to ensure the effective oversight of Autoliv’s antitrust compliance programs, procedures, employee training, and data management systems. In particular, as a result of the Action, the Company will adopt changes to the charters of the Compliance Committee and the Audit Committee of the Board of Directors in order to improve the oversight of the development, implementation, or maintenance of systems to actively monitor for, and prevent or remedy breaches of internal Autoliv policies and standards with respect to regulatory or legal compliance and disclosure.

This Notice provides a summary of some, but not all, of the Reforms that Autoliv has enacted or agreed to enact as consideration for the Settlement. For a list of all of the Reforms, please see Exhibit A attached to the Stipulation.

V.	WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

Under the Stipulation, the following releases will occur, except as noted below:

Upon the Effective Date, the Releasing Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice the Released Claims against the Released Persons; provided, however, that such release shall not affect any claims to enforce the terms of the Stipulation.

Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action against Plaintiff and Plaintiff’s Counsel; provided, however, that such release shall not affect any claims to enforce the terms of the Stipulation.

The “Released Persons” include: each of the Defendants and their past or present agents, officers, directors, attorneys, accountants, auditors, advisors, consultants, insurers, spouses, family members, heirs, executors, representatives, employees, estates, administrators, trusts, predecessors, successors, general or limited partners or partnership, limited liability companies, members, joint ventures, and assigns or other individual or entity in which any Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns.

The “Released Claims” include: any and all past and present suits, claims, debts, demands, rights, liabilities, damages, losses, equities, duties, expenses, matters and issues, and causes of action of every nature, including accrued and unaccrued, contingent and absolute, known and Unknown Claims that have been, or could have been, asserted by Plaintiff as a stockholder, any other Autoliv stockholder, or any other Person acting or purporting to act on behalf of Autoliv, that arise out of or relate to the allegations asserted in the Action regardless of upon the legal or equitable theory such claims are based, including claims based upon state, federal or foreign law; provided, however, that it is understood that “Released Claims” and any release provided by this Settlement shall not include (a) any claims to enforce the Settlement; and (b) any claims by the Defendants or any other insured to enforce their rights under any contract or policy of insurance.

VI.	WHAT ARE THE REASONS FOR SETTLING THE ACTION?

Plaintiff believes the Action has substantial merit, and Plaintiff’s entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiff and Plaintiff’s Counsel also recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against Defendants through trial and through possible appeals. Plaintiff’s Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Counsel also are mindful of the inherent problems of proof and possible defenses to the claims alleged in such actions.

Plaintiff’s Counsel have conducted a thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, and believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Autoliv and its stockholders. Plaintiff’s Counsel have conducted an extensive investigation, including, inter alia: (i) serving an inspection demand pursuant to Section 220, and reviewing nearly 2,300 pages of documents produced by the Company; (ii) reviewing Autoliv’s press releases, public statements, U.S. Securities and Exchange Commission filings, and securities analysts’ reports and advisories about the Company; (iii) reviewing media reports about the Company; (iv) researching the applicable law with respect to the claims alleged in the Action and the potential defenses thereto; (v) preparing and filing an Section 220 complaint and a derivative complaint; (vi) conducting extensive damages analyses; (vii) participating in informal conferences with Defendants’ Counsel regarding the specific facts of the cases, the perceived strengths and weaknesses of the cases, and other issues in an effort to facilitate negotiations and fact gathering; (viii) reviewing and analyzing relevant documents and pleadings in the Securities Class Action and related antitrust and criminal actions; (ix) performing confirmatory discovery, including a confirmatory interview; and (x) negotiating this settlement with Defendants. Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that the Settlement is in the best interests of Autoliv and its stockholders and have agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.

Defendants have denied and continue to deny they have committed, threatened, or attempted to commit any violations of law or breached any duty owed to Plaintiff, Autoliv, or its stockholders. Nonetheless, Defendants have concluded that further litigation of the Action would be protracted and expensive, and that it is desirable for the Action to be fully and finally settled in the matter and upon the terms and conditions set forth in the Stipulation. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action. Defendants have, therefore, determined that it is desirable and beneficial that the Action be settled in the manner and upon the terms and conditions set forth in the Stipulation. Further, Defendants acknowledge that the Settlement is fair, reasonable, adequate, and in the best interests of Autoliv and its stockholders.

VII.	HOW WILL THE ATTORNEYS GET PAID?

To date, Plaintiff’s Counsel have not received any payments for their efforts on behalf of Autoliv and its stockholders. In recognition of the substantial benefits conferred upon Autoliv as a direct result of the prosecution of the Settlement of the Action, and subject to Court approval, Defendants have agreed that Autoliv shall pay or cause to be paid to Plaintiff’s Counsel attorneys’ fees and expenses in the agreed-to amount of $495,000 (the “Fee and Expense Amount”). Additionally, the Parties have agreed that Plaintiff’s Counsel can apply for an incentive amount of up to $5,000 for Plaintiff, to be paid from the Fee and Expense Amount, in recognition of Plaintiff’s participation and effort in the prosecution of the Action.

Court approval of the Stipulation is not in any way conditioned on the Court approving the Fee and Expense Amount or the Incentive Amount. The failure of the Court to approve the Fee and Expense Amount or the Incentive Amount, or any portion thereof, any appeal from any order relating thereto, and any modification or reversal on appeal of any such order, will not operate to terminate or cancel the Stipulation or affect its other terms, including the releases, or affect or delay the finality of the Judgment approving the Stipulation.

VIII.	NOTICE TO PERSON OR ENTITIES THAT HELD OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who held shares of common stock of Autoliv on October 3, 2014, for the benefit of others are requests to promptly send this Notice to all of their respective beneficial owners. If additional copies of the Notice are needed forwarding to such beneficial owners, any requests for such copies may be made to Autoliv, Inc. Stockholder Litigation, c/o GCG, PO Box 10126, Dublin, OH 43017-3126.

IX.	WHEN WILL THE SETTLEMENT HEARING TAKE PLACE?

The Court has scheduled a Settlement Hearing to be held before Vice Chancellor Donald F. Parsons on December 15, 2014, 2014 at 2 p.m., in the Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801.

The purpose of the Settlement Hearing is to: (i) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate and in the best interests of Autoliv and Current Autoliv Stockholders and should be approved by the Court; (ii) determine whether the Court should approve the Stipulation and enter the Judgment dismissing the Action with prejudice and extinguishing and releasing the Released Claims; (iii) determine whether the Court should approve Plaintiff’s application for approval of the Fee and Expense Amount and the Incentive Amount; (iv) hear and determine any objections to the proposed Settlement; and (v) rule on such other matters as the Court may deem appropriate.

The Court may adjourn the Settlement Hearing from time to time without further notice to anyone other than the parties to the Action and any Objectors. The Court reserves the right to approve the Stipulation at or after the Settlement Hearing with such modifications as may be consented to by the Parties to the Stipulation and without further notice.

X.	DO I HAVE A RIGHT TO APPEAR AND OBJECT?

Any Current Autoliv Stockholder who objects to the Settlement, the Judgment, the Fee and Expense Amount, and/or the Incentive Amount, or who otherwise wishes to be heard (an “Objector”), may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the Stipulation, or, if approved, the judgment to be entered thereon, unless he, she, or it has, no later than ten (10) calendar days before the Settlement Hearing (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), filed with the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, and served (electronically, by hand, or overnight mail) on Plaintiff’s and Defendants’ counsel, at the addresses below, the following: (i) proof of current ownership of Autoliv stock; (ii) a written notice of the Objector’s intention to appear, if any; (iii) a detailed statement of the objections to any matter before the Court; and (iv) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard, as well as all documents or writings which the Objector desires the Court to consider.

Brian J. Robbins

Felipe J. Arroyo

Julia M. Williams

ROBBINS ARROYO LLP

600 B Street, Suite 1900

San Diego, California 92101

(619) 525-3990

Blake Bennett

COOCH & TAYLOR

The Brandywine Building

1000 West Street, 10th Floor

P.O. Box 1680

Wilmington, Delaware 19899

(302) 984-3889

Attorneys for Plaintiff Henry Zwang

Paul J. Lockwood

Lauren N. Rosenello

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

920 North King Street

P.O. Box 636

Wilmington, Delaware 19899

(302) 651-3000

Jay B. Kasner

Scott D. Musoff

SKADDEN, ARPS, SLATE,

MEAGHER & FLOM LLP

Four Times Square

New York, New York 10036

(212) 735-3000

Attorneys for Defendants

Jan Carlson, Mats Wallin,

Lars Nyberg, James M. Ringler,

George A. Lorch, Robert W. Alspaugh,

Kazuhiko Sakamoto, Lars Westerberg,

Wolfgang Ziebart, S. Jay Stewart,

Sune Carlsson, Walter Kunerth

and Nominal Defendant Autoliv, Inc.

Any Current Autoliv Stockholder who fails to object in the manner prescribed above shall be deemed to have waived such objection (including the right to appeal), unless the Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in this Action or any other action or proceeding or otherwise contesting the Stipulation, the Fee and Expense Amount, or the Incentive Amount, and will otherwise be bound by the Judgment to be entered and the releases to be given. You are not required to appear in person at the Settlement Hearing in order to have your timely and properly filed objection considered.

XI.	WHAT ARE THE TERMS OF THE PROPOSED ORDER AND FINAL JUDGMENT?

If the Court determines that the Stipulation is fair, reasonable, adequate, and in the best interests of Autoliv and its stockholders, Plaintiff shall request that the Court enter the Judgment, which will, among other things:

1. Approve the Stipulation and adjudge the terms thereof to be fair, reasonable, adequate, and in the best interests of Autoliv and its stockholders, including Current Autoliv Stockholders, pursuant to Court of Chancery Rule 23.1;

2. Authorize and direct the Parties to consummate the Settlement in accordance with the terms and conditions of the Stipulation and reserve jurisdiction to supervise the consummation of the Stipulation provided therein;

3. Dismiss the Action with prejudice in accordance with the terms of the Stipulation and grant the releases described more fully above and in accordance with the terms and conditions of the Stipulation;

4. Approve the Fee and Expense Amount and the Incentive Amount; and

5. Determine that appropriate notice of the Action, the Stipulation, the Settlement Hearing, and the right to appear was provided pursuant to Court of Chancery Rule 23.1.

XII.	HOW DO I GET ADDITIONAL INFORMATION ABOUT THE SETTLEMENT?

This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Action, claims that have been asserted by the Parties, and the terms and conditions of the Settlement, including a complete copy of the Stipulation, stockholders of Autoliv are referred to the Court files in the Action as well as the Form 8-K filed with the SEC. You or your attorney may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801. There is additional information concerning the Settlement available in the Stipulation, which may be inspected on Autoliv’s corporate website at http://www.autoliv.com/Investors/Pages/Filings/default.aspx, or on Robbins Arroyo LLP’s website at www.robbinsarroyo.com/notices. For more information concerning the Settlement, you may also call or write to: Robbins Arroyo LLP, c/o Darnell R. Donahue, 600 B Street, Suite 1900, San Diego, California 92101, Telephone: (619) 525-3990. PLEASE DO NOT WRITE OR CALL THE COURT

BY ORDER OF THE COURT

Dated: October 20, 2014	/s/ Karlis Johnson
Register in Chancery